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                                                                   Exhibit 10.37

                              EMPLOYMENT AGREEMENT

         This agreement ("Agreement") is made and entered into effective as of the November 23rd 1998, by and between SSE TELECOM, INC. ("Telecom") and its affiliates and subsidiaries which are collectively referred to as the "Company", unless the context requires otherwise or it is otherwise specifically provided and JAMES J. COMMENDATORE, residing at the address set forth after his signature (the "Executive").

         WHEREAS, the Company wishes to employ the Executive as a full time employee of the Company in an executive capacity; and

         WHEREAS, the Executive wishes to be employed by the Company on the terms and conditions set forth below,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound the parties hereto agree as follows:

         1. Term. The Executive's employment shall commence on November 23, 1998 (the "Effective Date") and subject to the provisions of Section 8 hereof, the Company hereby agrees to employ Executive and the Executive hereby accepts such employment with the Company upon the terms and conditions herein provided.

         2. Duties. The Executive, subject to the direction and control of Telecom's Board of Directors, shall devote his full time, attention and energies to the business and affairs of Telecom and promote the interests and welfare of Telecom. The Executive shall also provide services to and for the benefit of the subsidiaries and affiliates of Telecom as such further duties may, from time to time, be specified by the Board of Directors of Telecom. The Executive shall serve as Executive Vice President and Chief Financial Officer. The Executive agrees to perform his duties in an efficient, trustworthy and business-like manner, consistent with the policies set by the Board of Directors of Telecom who shall have the power to alter or change the general practices of the business as such Board deems necessary to the best interests of the Company. The Executive shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business, without Telecom's written consent; provided however, that nothing herein contained shall be deemed to prevent or limit the right of Executive to participate as a passive investor in any business venture which is not competitive with the Company's business.

         3. Compensation Plan; Base Salary; Annual Review.

                  (a) Compensation Plan. As compensation for the Executive's

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services under this Agreement, Executive shall be entitled to receive during his employment the base salary and fringe benefits in accordance with this Section 3 and in accordance with the compensation plan fixed for each fiscal year of the Company, commencing with the current fiscal year, and bonuses in accordance with
Section 4 and stock options in accordance with Section 5.

                  (b) Base Salary for Current Fiscal Year Base Salary for Current Fiscal Year. for all services rendered by the Executive under this Agreement, the Executive shall be paid an annual base salary. The initial annual base salary is One Hundred Forty Five Thousand Dollars ($145,000). The annual base salary shall be payable to the Executive by Telecom, or by a subsidiary of Telecom, in accordance with the practice adopted by such company for payment of wages to its employees.

                  (c) Annual Review. The Company will review the compensation payable by the Company to the Executive not less frequently than once annually, with the purpose of adjusting the Executive's compensation in such manner, as the Company shall deem appropriate. Any such adjustment may modify the Executive's base salary, establish provisions for the obtaining of bonus compensation, provide for the granting of stock options and fix the fringe benefits to be made available to Executive. Nothing herein shall be deemed to obligate the Company to adjust the Executive's compensation, the parties hereby acknowledging that, except as otherwise provided in Section 8, this is an at will employment agreement.

         4. Bonuses Bonus compensation shall be payable in cash and/or stock options in accordance with a bonus compensation plan put into effect by Telecom's Board of Directors for each fiscal year. The bonus compensation plan will be administered by a committee appointed by Telecom's Board of Directors. For the fiscal year beginning October 1, 1998, and each fiscal year thereafter, the Executive shall have the opportunity to earn a bonus compensation with a target range of forty percent (40%) of base salary upon the Company's achieving certain pre-established goals in such areas as Company profitability, advancement in the public market of the price of Telecom's common stock, and operations. The pre-established goals, which are subject to the approval of the Compensation Committee of Telecom's Board of Directors, will be mutually determined by the Company and the Executive for each fiscal year, prior to or within thirty (30) days of the commencement of each fiscal year.

         Notwithstanding the foregoing paragraph, the Company will pay the Executive a current fiscal year minimum bonus payment of $30,000 for the fiscal year ending September 30, 1999.

         5. Stock Options. The Executive will be granted stock options for an aggregate of 50,000 shares of Telecom's common stock on the Effective Date. Subject to applicable Internal Revenue Code limitations, the options will be issued, to the extent possible, as incentive stock options. The options will be granted at fair market


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value on the date of grant, and will vest and be exercisable in accordance with the policies now in effect for the granting by Telecom of options to its employees.

         6. Expenses The Executive may incur reasonable expenses in connection with promoting and operating the Company's business, including expenses for entertainment, travel and similar items. If Executive has complied with the Company policy regarding business expenses, the Company will reimburse the Executive for all such expenses upon the Executive's periodic presentation of an itemized account of such expenditures. However, in no event shall said Executive's business expenses exceed the Company's policy.

         7. Fringe Benefits. The Company has adopted policies in respect to fringe benefits for employees in the nature of health and life insurance, holidays, vacation, sick leave policies and disability. A copy of the Company's present policies in respect to fringe benefits has been delivered by the Company to Executive. The Company may from time to time amend its present policies and adopt other fringe benefits to be generally available to all employees. The Company covenants and agrees that Executive shall be entitled to participate in any such fringe benefit policies adopted by the Company to the same extent that such fringe benefits shall be available to and for the benefit of executive level employees. The Company will give the Executive a vacation of fifteen (15) days with pay each year during the term of this Agreement, the time for vacation to be determined by mutual agreement between Company and Executive.

         8. Termination of Employment

                  (a) Termination With Cause. The Company may terminate this Agreement without any further compensation to Executive beyond the date of termination for breach of this Agreement, willful or gross misconduct in performance of duties, dishonesty, fraud, theft, embezzlement or any criminal act.

                  (b) Termination Without Cause.

                           (i) Without cause, the Company may terminate this
Agreement at any time upon fifteen (15) day's' written notice to Executive. In such event, the Executive, if requested by the Company, shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, if Executive is terminated without cause, (a) within the first twelve (12) month period from the Effective Date, the Executive shall be entitled to receive, and shall receive "Continuing Compensation" as hereafter defined in subsection (III) for a period of twelve (12) months from the date of termination, (b) within the second twelve (12) month period from the Effective Date, the Executive shall receive Continuing Compensation for a period of nine
(9) months from the date of termination, payable in monthly installments during the nine (9) month period following termination; and (c) at any time after twenty-four (24) months from the Effective


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Date, the executive shall receive Continuing Compensation for a period of six
(6) months from the date of termination, payable in monthly installments during the six (6) month period following termination.

                           (ii) Without cause, the Executive may terminate this
Agreement upon not less than sixty (60) days written notice to the Company. In such event, unless otherwise directed by the Company, Executive shall continue to render his services and shall be paid his regular compensation up to the date of termination of employment. Bonus compensation that has been earned by the Executive through the date of his termination shall be paid to Executive.

                           (iii) "Continuing Compensation" means and includes
the following: (x) the Executive's base salary as in effect as of the effective date of termination, (y) any bonus compensation that would have been earned by Executive based on the factors or elements of the bonus compensation plan which had been achieved by Executive through the effective date of termination, and
(z) the fringe benefits customarily being made available by the Company to Executive for health, life and disability insurance, but excluding the accrual of holidays, vacation and sick leave, and further excluding any participatory contributions by the Company to 401K or stock purchase or similar plans. If the Company is obligated to make payment of any continuing compensation, such payments shall be made during the applicable period at the same time that the Company would make such payments on behalf of its regular employees.

                  (c) Termination Upon Change of Control.

                           (i) If the executive's employment is terminated by
the Company as a result of a "Change of Control" (as defined below), such termination shall be a termination without cause and Executive shall be entitled to receive Continuing Compensation as defined in subsection (b) (iii) above for the period provided in subjection (b) (i). For purposes of this subsection (c)
(i), the following shall also be deemed a termination of Executive's employment without cause if such occurs following a change in control: a material reduction in Executive's position, responsibilities, title, salary or benefits, or if as condition of continued employment, the Executive is required to relocate from the San Francisco area.


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                           (ii) For purposes of this Section 8 (c), a "Change of
Control" shall be deemed to have taken place if (A) a third person, including a "group" as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended, acquires shares of Telecom having 50% or more of the total number of votes that may be cast for the election of Directors of Telecom; or (B) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Telecom before the Transaction shall cease to constitute a majority of the Board of Telecom.

                  (d) Death During Employment. If the Executive dies during the term of employment, the Company shall pay to the estate of the Executive the compensation which would otherwise be payable to the Executive through the end of the month in which his death occurs, including payments for accrued vacation and accrued bonus.

         9. Protective Covenants; Remedies.

                  (a) Non-Disclosure of Confidential Information. Executive will not, during the term of this Agreement, or at any time during the two (2) year period thereafter, divulge, furnish or make accessible to anyone other than the Company, the directors and officers of the Company, unless otherwise in the regular course of the business of the Company, any knowledge or information with respect to (i) confidential or secret documents, processes, plans, models, sales data, contracts, financial costs, product prices, devices, business opportunities or any other material relating to the business and activities of Telecom or its subsidiaries or affiliates, or (ii) any other confidential or secret aspect of the business of Telecom or its subsidiaries or affiliates, including without limitation any lists or other information with respect to any clients or customers of Telecom or its subsidiaries or affiliates (the foregoing being hereinafter collectively referred to as the "Confidential Information"). The Executive acknowledges that such Confidential Information is of special and peculiar value to the Company; is the property of the Company, the product of years of experience and trial and error; is not generally known to the Company's competitors; and is regularly used in the operation of the Company" business.

                  (b) Non-Competition. The Executives agree that during the term of this Agreement and for (i) the six (6) month period following termination of Executive's employment, or (ii) the period of any Continuing Compensation payable as provided in Section 8 (b), whichever is longer, the executive will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with ownership, management, operation or control of any business, directly in competition with the business


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conducted by Telecom, its subsidiaries or affiliates, at the time of the termination of this Agreement.

                  (c) Suspension of Time. Notwithstanding any provision of this Agreement to the contrary, the time periods for the protective covenants set forth herein shall be suspended during the period of any breach or violation of such protective covenant, and likewise shall be suspended for the time in which there shall be pending in any court of competent jurisdiction, any action or proceeding to enforce such covenant where temporary or injunctive relief has not been granted.

                  (d) Acknowledgement Regarding Protective Covenants. The Executive acknowledges and understands that the covenants provided for in this
Section 9 are limited to the covenants set forth herein and do not preclude the executive upon the termination of this Agreement from obtaining gainful employment or utilizing the Executive's general business skills, and that numerous opportunities exist for the Executive to utilize such skills. Although the Executive agrees that the time and area restraints set forth herein are reasonable; nevertheless, if for any reason now unforeseen, a court of competent jurisdiction finds that the time and/or area restraints agreed to herein by the parties are unreasonable then the time and/or area restraints agreed to herein shall be reduced to an area and/or duration deemed reasonable by such court. The Executive acknowledges that he has read and understands the terms of this Agreement, that same was specifically negotiated, and that the protective covenants agreed upon herein are necessary for the protection of the Company's business as a result of the business secrets that will be disclosed during the employment.

                  (e) Remedies. In addition to any other rights and remedies which are available to the Company, with respect to any breach or violation of the protective covenants set forth herein, it is recognized and agreed that the Company shall be entitled to obtain injunctive relief which would prohibit the Executive from continuing any breach or violation of such protective covenants. The Company may pursue any of the remedies allowed by this Agreement concurrently or consecutively in any order as to any breach or violation of the protective covenants, and the pursuit of any such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue the other of such remedies as to that breach or violation, or as to any other breach or violation of this Agreement. Pursuit of one or more remedies shall not preclude pursuit of any other remedies herein provided or any other remedy that may be available to the Company.

         10. Disputes. In the event of any litigation between the Company and the Executive arising out of this Agreement, and the rights and obligations of the parties hereunder, the prevailing party shall be entitled to seek an award from the court to recover his or its reasonable attorney's fees and court costs.


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         11. Notices. Any notice required or permitted to be given under this
Agreement shall be deemed sufficient if in writing, and sent by registered or certified mail to his residence, in the case of the Executive or to its principal office, in the case of the Company.

         12. Waiver of Breach. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

         13. Assignment. Executive acknowledges that said services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         14. Entire Agreement. This Agreement supersedes all previous agreements between the Company and Executive and contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

         15. Applicable Law. The validity, enforceability and interpretation of this Agreement shall be determined and governed by the laws of the State of Delaware.

         16. Number of Agreements. This Agreement may be executed in any number of counterparts, any one of which may be deemed original.

         17. Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable, all other provisions hereof shall nevertheless continue in full force and effect.

         18. Pronouns. The use of any word in any gender shall be deemed to include any other gender and the use of any word in the singular shall be deemed to include the plural where the context requires.

         19. Headings. The section headings used in this Agreement are for convenience only and are not to be controlling with respect to the contents thereof.

                         (SIGNATURES ON FOLLOWING PAGE)


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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                          COMPANY:

                                          SSE TELECOM, INC.

 November 23, 1998                        By: /s/ Leon F. Blachowicz
----------------------------                 -----------------------------
Date                                      Leon F. Blachowicz, President
                                              and Chief Executive Officer

                                          EXECUTIVE:
 November 23, 1998                         /s/  James J. Commendatore
----------------------------              --------------------------------
Date                                            James J. Commendatore
                                                1271 Carmel Terrace
                                                Los Altos, CA  94024


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